SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2002

Autobytel Inc.

(Exact name of registrant as specified in its charter)

0-22239
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	33-0711569 (I.R.S. Employer Identification No.)

18872 MacArthur Boulevard
Irvine, California 92612
(Address of principal executive offices, with zip code)

(949) 225-4500
(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS

On April 25, 2002, Autobytel Inc., a Delaware corporation (“Autobytel”), announced its financial results for the quarter ended March 31, 2002. A copy of Autobytel’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release filed as an exhibit to this report includes “safe harbor” language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about Autobytel’s business contained in the press release are “forward-looking” rather than “historic.”

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

                  99.1 Press Release dated April 25, 2002

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Autobytel Inc.

Date: April 25, 2002	By:	/s/ Hoshi Printer

Hoshi Printer

Executive Vice President and Chief Financial

Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated April 25, 2002

3